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                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             ____________________

                                IMAGINON, INC.
                  ------------------------------------------
              (Exact name of Registrant specified in its charter)

        Delaware                                          84-1217733
-----------------------------                ----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

     1313 Laurel Street
   San Carlos, California                                   94070
------------------------------                           ------------
(Address of Principal Executive Offices)                    Zip Code


                OPTIONS GRANTED UNDER 1999 EQUITY INCENTIVE PLAN
                ------------------------------------------------
                             (Full title of the plan)

                               David M. Schwartz
                     President and Chief Executive Officer
                                ImaginOn, Inc.
                              1313 Laurel Street
                         San Carlos, California 94070
               -------------------------------------------------
                    (Name and address of agent for service)

                                (650) 596-9300
                        ------------------------------
       (Telephone number, including area code, of agent for service)

                                  Copies to:

                             John W. Kellogg, Esq.
                            Timothy R. Spiel, Esq.
                 Friedlob Sanderson Paulson & Tourtillott, LLC
                         1400 Glenarm Place, Suite 300
                            Denver, Colorado 80202
                                (303) 571-1400


                        CALCULATION OF REGISTRATION FEE

                                                           Proposed       Proposed Maximum
                                                           Maximum        Aggregate Offering
         Title of                                       Offering Price        Price               Amount of
Securities to be Registered         Amount to be           per Share                              Registration
                                     Registered                                                     Fee  (2)
                                        (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock,                         2,500,000                $0.99            $2,475,000           $653.40
$.01 par value
--------------------------------------------------------------------------------------------------------------------
Total                                 2,500,000                $0.99            $2,475,000           $653.40
====================================================================================================================

(1) This Registration Statement is being filed to register (a) 2,500,000 shares of common stock underlying stock options outstanding and/or eligible to be issued under the terms of the ImaginOn, Inc., 1999 Equity Incentive Plan (the "Plan") approved by approximately 75% of the stockholders at ImaginOn, Inc's annual meeting held April 7, 2000. This Registration Statement shall cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon the average of the high and low prices of ImaginOn, Inc.'s common stock as quoted on the Nasdaq SmallCap market on Thursday June 1, 2000.

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
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                                    PART I
                   INFORMATION REQUIRED IN THE SECTION 10(a)
                                  PROSPECTUS


Item 1.  Plan Information.
         ----------------

   ImaginOn, Inc. (the "Registrant") will provide each option holder and each consultant (the "Recipient") with documents that contain information related to Registrant's 1999 Equity Incentive Plan (the "Plan") which provides for its compensation shares and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to
Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"). A Section 10(a) prospectus will be given to the Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.  Registrant Information.
         ----------------------

   The Registrant will provide to the Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice. The statement will include the address and telephone number to which any requests for documents should be directed.

                                       1
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                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission by the Registrant are hereby incorporated into this Registration Statement by reference:

          The final prospectus filed under Rule 424(b)(3) of the Securities Act contained in the Company's Registration Statement on Form S-1 (File No. 333-35140), filed May 9,2000, including any amendments or reports filed for the purpose of updating such prospectus.

          The definitive proxy statement filed by the Registrant on March 16, 2000.

          The quarterly report on Form 10-QSB filed by the Registrant on May 15, 2000.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.
          -------------------------

          Not Applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          None.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law and Article Ninth of the Registrant's Certificate of Incorporation provide for, under certain circumstances, the indemnification of the Registrant's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summarization of the circumstances in which such indemnifications provided for is contained herein, but that description is qualified in its entirety by reference to Article Ninth of the Registrant's Certificate of Incorporation and the relevant Section of the Delaware General Corporation Law.

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     In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person's actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to the Registrant's best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

     The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys' fees, actually and reasonably incurred in connection with the proceeding.

     Indemnification in connection with a proceeding by or in the right of the Registrant in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys' fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Registrant's best interest and must not have been adjudged liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Registrant in which a director is adjudged liable to the Registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Delaware law authorizes the Registrant to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to the Registrant a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by the Registrant.

     The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under the Registrant's Certificate of Incorporation, Bylaws, resolutions of its stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee

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or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

     The Registrant has purchased and currently maintains insurance policies which protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

     Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.


Item 8.   Exhibits.
          --------

          The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

             No.   Description
             ---   -----------

             5.1 Opinion of Counsel and Consent of Friedlob Sanderson Paulson & Tourtillott, LLC

            24.1   Power of Attorney - Included on Signature Page

            23.1 Consent of Friedlob Sanderson Paulson & Tourtillott, LLC (see exhibit 5.1)

            23.2   Consent of Gelfond Hochstadt Pangburn, P.C.

            99.1 ImaginOn, Inc. 1999 Equity Incentive Plan. (Incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement for the 2000 annual meeting on Schedule 14A as filed with the Securities and Exchange Commission on March 16, 2000).

Item 9.     Undertakings
            ------------

            The undersigned Registrant hereby undertakes:

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        (a) (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

        (a) (2) That, for determining any liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

        (a) (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (b) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act as is, therefore, unenforceable.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 5/th/ day of June, 2000.

                                  ImaginOn,  Inc.


                                  By /s/ David M. Schwartz
                                    __________________________________________
                                    David M. Schwartz, Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of ImaginOn, Inc., by virtue of their signatures appearing below, hereby constitute and appoint David M. Schwartz and James A. Newcomb, each with full power of substitution, as attorneys-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement on Form S-8 in the capacities set forth opposite their names below and hereby ratify all that said attorneys-in-fact may do by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                     Title                         Date
       ----------                     -----                         ----

/s/ David M. Schwartz
__________________________
David M. Schwartz             Chief Executive Officer,          June 5, 2000
                               President and Director

/s/ James A. Newcomb
__________________________
James A. Newcomb              Chief Financial Officer           June 5, 2000
                                    and Director
/s/ Mary E. Finn
__________________________
Mary E. Finn                         Director                   June 5, 2000

/s/ Dennis Allison
___________________________                                  June 5, 2000
Dennis Allison                      Director

/s/ Jim Polizotto
___________________________                                  June 5, 2000
Jim Polizotto                       Director

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